SECURITY AGREEMENT


         SECURITY  AGREEMENT,  made and entered into as of the 16th day of June,
1993, by NETWORK LICENSING, INC., a North Carolina corporation having its principal place of business at 3101/2 West Franklin Street, Chapel Hill, North Carolina, 27516 (the "Company"), in favor of MICHAEL R. JONES, an individual residing at 233 Palmer Hill Road, Old Greenwich, Connecticut, 06870 (the "Secured Party").
                              W I T N E S S E T H:
         WHEREAS, the Company and Secured Party have executed an Assignment of License Agreement of even date herewith (the "Assignment");
         WHEREAS, the Assignment requires that the Company make, or have made on its behalf, certain payments to Secured Party (the "Payments");
         WHEREAS, to induce Secured Party to execute the Agreement, the Company agreed to secure payment of the Payments by the grant of a security interest in all of the Company's right, title and interest in and under the New License Agreement (as that term is defined in the Assignment) (the "Collateral");
         NOW,  THEREFORE,  in  consideration  of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The Company hereby grants to Secured Party a security interest in the Collateral.

         2. The occurrence of the following shall constitute the sole event of default hereunder:

                  Secured Party is the prevailing party (as that term is defined in the Assignment)

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         in a lawsuit  filed by Secured  Party  against  the  Company to collect amounts allegedly owed by the Company to Secured Party under the Assignment and a judgment shall have been entered against the Company in connection with said lawsuit which is not dismissed, discharged or bonded within forty-five (45) days or appealed from and stayed within such time period.

         3. Upon the occurrence of any event of default hereunder, Secured Party shall have, with respect to the Collateral, all of the rights and remedies of a secured party under the applicable provisions of the Uniform Commercial Code as in effect in the State of North Carolina and may, but shall not be obligated to, exercise all of the Company's rights and perform all of the Company's obligations under the Assignment and the New License Agreement.

         4. The Company agrees to execute and deliver to Secured statements and other documents as Secured Party such financing statements and other documents a secure Party may reasonably request to perfect its security interest in the Collateral.

         5. This Security Agreement shall terminate automatically upon payment in full of the Payments required under the Assignment.

         6. This Security Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings related thereto. This Security Agreement may not be modified or amended in any manner except by written agreement.

         7. The covenants and agreements contained herein shall be binding upon and inure

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

to the benefit of the parties hereto, their heirs, executors, administrators, successors, legal representatives and assigns.

         8. Any notice required or permitted to be sent under the terms of this Security Agreement shall be deemed sufficient if transmitted by certified or registered mail, or any nationally recognized overnight delivery service, addressed to the parties at the addresses first above written.
         9. This Security Agreement shall be interpreted under and pursuant to the laws of the State of North Carolina, and the parties consent to jurisdiction in said state.
         IN WITNESS WHEREOF, the Company and Secured Party have caused this Security Agreement to be executed under seal on the day and year first above written.
                                                NETWORK LICENSING, INC.
[CORPORATE SEAL]
Attest:                                        By: /s/ THOMAS B. HUBBARD III
                                                             President
/s/ RICHARD P. LUDINGTON
                  Secretary

                                              /s/ MICHAEL R. JONES        (SEAL)
                                                    Michael R. Jones


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